UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2017

MICHAEL KORS HOLDINGS LIMITED
(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	001-35368	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Kingsway
London, United Kingdom
WC2B 6UF
 (Address of principal executive offices)

44 207 632 8600
  (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement
On July 25, 2017, Michael Kors Holdings Limited (the “Company”) issued an announcement (the “Rule 2.7 Announcement”) under Rule 2.7 of the United Kingdom City Code on Takeovers and Mergers (the “Code”) disclosing the terms of a recommended cash offer for the entire issued and to be issued share capital of Jimmy Choo PLC, a public company organized under the laws of England and Wales (“Jimmy Choo”) (the “Transaction”).  In connection with the Transaction, (i) the Company, JAG Acquisitions (UK) Limited (“Michael Kors Bidco”), a wholly-owned subsidiary of the Company, and Jimmy Choo entered into a cooperation agreement (the “Cooperation Agreement”), and (ii) the Company and certain of its subsidiaries, as loan parties, the lenders party thereto and J.P. Morgan Europe Limited (“JPMEL”), as administrative agent, entered into a Bridge Credit Agreement, dated as of July 25, 2017 (the “Bridge Credit Agreement”).
Rule 2.7 Announcement
On July 25, 2017, the Company issued the Rule 2.7 Announcement disclosing the terms of the Transaction.  Under the terms of the Transaction, Jimmy Choo shareholders will receive 230 pence in cash for each Jimmy Choo share, which values Jimmy Choo’s existing issued and to be issued share capital at approximately £896 million. The Company intends to implement the Transaction by way of a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006 (“Scheme”).
The Transaction will be conditional upon (i) the receipt of certain competition authority clearances, (ii) approval of the Scheme by a majority in number of the Jimmy Choo shareholders present and voting (and entitled to vote) at the meeting of Jimmy Choo shareholders to be convened by order of the High Court of Justice of England and Wales (the “Court Meeting”) representing at least 75% of the issued share capital of Jimmy Choo and approval of related resolutions by Jimmy Choo shareholders holding at least 75% of the issued share capital of Jimmy Choo at a meeting of Jimmy Choo shareholders convened by Jimmy Choo (the “General Meeting”) and (iii) the sanction of the Scheme by the High Court of Justice of England and Wales.  The conditions to the Transaction are set out in full in the Rule 2.7 Announcement.  Subject to such conditions, it is expected that the Scheme will become effective in the fourth calendar quarter of 2017.
The Company reserves the right to implement the Transaction by way of a takeover offer (as defined in Part 28 of the United Kingdom Companies Act 2006), subject to the terms of the Cooperation Agreement and the consent of the Panel on Takeovers and Mergers in the United Kingdom (the “Panel”).
Cooperation Agreement
On July 25, 2017, the Company, Michael Kors Bidco and Jimmy Choo entered into the Cooperation Agreement pursuant to which the Company and Michael Kors Bidco have undertaken, among other things, to use best endeavors to obtain regulatory clearances from the relevant authorities in respect of the Transaction.  The Company, Michael Kors Bidco and Jimmy Choo have agreed to certain undertakings to cooperate and provide each other with reasonable information and assistance in relation to the filings, notifications and submissions to be made in relation to such regulatory clearances and authorizations.  The Company and Michael Kors Bidco have also agreed to provide Jimmy Choo with reasonable information, assistance and access for the preparation of key shareholder and Scheme documentation.
The Cooperation Agreement shall terminate (subject to certain provisions surviving) (i) if the Company, Michael Kors Bidco and Jimmy Choo so agree in writing, (ii) upon service of written notice from the Company to Jimmy

Choo if the scheme document or offer document does not include an unanimous and unconditional recommendation from the board of directors of Jimmy Choo, or Jimmy Choo, prior to the publication of such document(s), announces that (a) the Jimmy Choo directors no longer intend to make such recommendation or intend to adversely modify or qualify such recommendation, (b) it will not convene the Court Meeting or the General Meeting or (c) it intends not to post the scheme document, (iii) upon service of written notice from the Company to Jimmy Choo if the Jimmy Choo directors withdraw, adversely modify or adversely qualify the unanimous and unconditional recommendation from the board of directors of Jimmy Choo, (iv) upon service of written notice from the Company to Jimmy Choo prior to January 31, 2017 (the “Longstop Date”) if (a) any condition which has not been waived is or becomes incapable of satisfaction by the Longstop Date and, notwithstanding that the Company and/or Michael Kors Bidco has the right to waive such condition, the Company and/or Michael Kors Bidco will not do so, or (b) any condition which is incapable of waiver is or becomes incapable of satisfaction by the Longstop Date (in each case, if invocation of the relevant condition is permitted by the Panel), (v) upon service of written notice from the Company to Jimmy Choo if the relevant resolutions are not passed at the Court Meeting or General Meeting, (vi) upon service of written notice from the Company to Jimmy Choo if the Jimmy Choo directors recommend a competing offer or a competing offer completes, becomes effective or is declared unconditional in all respects (each, an “Inducement Payment Event”), (vii) upon service of written notice by the Company to Jimmy Choo or by Jimmy Choo to the Company if a Break Payment Event (as defined below) or an Inducement Payment Event occurs, (viii) if the Transaction is, with the permission of the Panel, withdrawn or lapses in accordance with its terms prior to the Longstop Date (other than where (a) such lapse or withdrawal is as a result of the exercise of the Company’s right to effect a switch to a takeover offer or (b) it is otherwise to be followed within five business days by an announcement under Rule 2.7 of the Code made by the Company or a person acting in concert with the Company to implement the Transaction by a different offer or scheme on substantially the same or improved terms) or (ix) if the Scheme has not become effective on or before the Longstop Date.
The Company has agreed to pay a break fee to Jimmy Choo of £17.92 million if: (i) on or prior to the Longstop Date, the Company or Michael Kors Bidco invokes (and is permitted by the Panel to invoke) any of the regulatory conditions so as to cause the Transaction not to proceed, lapse or be withdrawn; (ii) certain events under Rule 12 of the Code occur on or prior to the Longstop Date; or (iii) any regulatory condition is not satisfied or waived by the Company or Michael Kors Bidco by 11:59 p.m. on the date which is 14 days prior to the Longstop Date (each, a “Break Payment Event”).  However, no payment will be made if, in certain limited circumstances, Jimmy Choo or JAB Luxury fails to submit the notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, for which it is responsible at least 70 calendar days prior to the Longstop Date or Jimmy Choo breaches certain obligations where such breach has caused or substantially contributed to the Company’s inability to satisfy the regulatory conditions by no later than 14 days prior to the Longstop Date.
Jimmy Choo has agreed to pay an inducement fee to the Company of £8.96 million if a an Inducement Payment Event occurs.
The Company, Michael Kors Bidco and Jimmy Choo have also agreed to the implementation of certain matters relating to the treatment of awards and options under certain equity plans operated by Jimmy Choo and certain other employee-related arrangements.
The Company has agreed to provide a guarantee in respect of Michael Kors Bidco’s obligations under the Cooperation Agreement.
Bridge Credit Facility
To finance the Transaction, on July 25, 2017 (the “Effective Date”), the Company entered into the Bridge Credit Agreement with the lenders from time to time party thereto (the “Lenders”) and JPMEL as administrative agent.  The Company and a U.S., Canadian, Dutch and Swiss subsidiary of the Company are the borrowers under the Bridge Credit Agreement, and the borrowers and certain material subsidiaries of the Company provide unsecured guaranties of the obligations under the Bridge Credit Agreement. The Bridge Credit Agreement provides for a term loan in the aggregate principal amount of £1.115 billion, which will be denominated in Pounds Sterling.  The Bridge Credit Agreement expires on the date that is 364 days from the date of the borrowing under the Bridge Credit Agreement.

The borrowing under the Bridge Credit Agreement bears interest at the London Interbank Offered Rate for Pounds Sterling adjusted for statutory reserve requirements (“Adjusted LIBOR”), plus an applicable margin based on the Company’s public debt ratings.  The Bridge Credit Agreement also provides for an annual administration fee and a commitment fee equal to 0.10% to 0.25% per annum, based on the Company’s public debt ratings, applied to the aggregate daily amount of the unused commitments until the commitments are terminated in full.
The Bridge Credit Agreement requires the Company to maintain a leverage ratio as at the end of each fiscal quarter of no greater than 3.5 to 1. Such leverage ratio is calculated as the ratio of the sum of total indebtedness as of the date of the measurement plus 6 times the consolidated rent expense for the last four consecutive fiscal quarters, to Consolidated EBITDAR (as defined below) for the last four consecutive fiscal quarters. Consolidated EBITDAR is defined as consolidated net income plus income tax expense, net interest expense, depreciation and amortization expense, consolidated rent expense and other non-cash charges, subject to certain deductions. The Bridge Credit Agreement also includes covenants that limit additional indebtedness, guarantees, liens, acquisitions and other investments and cash dividends that are customary for financings of this type.
The Bridge Credit Agreement contains events of default customary for financings of this type, including, but not limited to, payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy or insolvency, certain events under ERISA, material judgments, actual or asserted failure of any guaranty supporting the Bridge Credit Agreement to be in full force and effect and changes of control. If such an event of default occurs, the lenders under the Bridge Credit Agreement would be entitled to take various actions, including, but not limited to, accelerating amounts outstanding under the Bridge Credit Agreement.
The Company intends to obtain permanent financing for the Transaction prior to the Closing of the Transaction to replace in full or in part the commitments or the loans then outstanding under the Bridge Credit Agreement.  The aggregate amount of the commitments and loans received from such permanent financing shall be applied to reduce, on a Pound Sterling-for-Pound Sterling basis, the commitments and loans under the Bridge Credit Agreement.
The foregoing summary of the Transaction, the Rule 2.7 Announcement and the Cooperation Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Rule 2.7 Announcement, which is attached as Exhibit 2.1 hereto and incorporated by reference herein and the full text of the Cooperation Agreement, which is attached as Exhibit 2.2 hereto and incorporated by reference herein.
The foregoing summary of the Bridge Credit Agreement is only a summary and is qualified in its entirety by reference to the Bridge Credit Agreement, a copy of which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended August 31, 2017.
The Rule 2.7 Announcement, Cooperation Agreement and Bridge Credit Agreement and the above descriptions have been included solely to provide investors and security holders with information regarding the terms of such documents.  They are not intended to be a source of financial, business or operational information about the Company, Michael Kors Bidco, Jimmy Choo or their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in such documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to such documents, as applicable; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the others for the purposes of allocating contractual risk among them instead of establishing matters of fact; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Michael Kors Bidco, Jimmy Choo or their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of such documents, as applicable, which subsequent information may or may not be fully reflected in public disclosures.  As to factual matters concerning the Company, Michael Kors Bidco and Jimmy Choo, you should not rely upon the representations and warranties in such documents, as applicable.

JPMEL and/or its affiliates have provided in the past, and may provide in the future, investment banking services to the Company.  In addition, J.P. Morgan Securities LLC together with its affiliate J.P. Morgan Limited is acting as financial advisor to the Company in connection with the Transaction and J.P. Morgan Securities LLC has provided a fairness opinion to the Company that the aggregate cash consideration to be paid by the Company in the Transaction is fair, from a financial point of view, to the Company.
Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 25, 2017, the Company entered into the Bridge Credit Agreement as described under Item 1.01 above.  The description of the Bridge Credit Agreement set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.
Item 8.01.  Other Events.
On July 25, 2017, the Company issued an announcement in relation to the terms of a recommended cash offer by the Company for all of the issued and to be issued share capital of Jimmy Choo.
Item 9.01.  Financial Statements and Exhibits
(d)            Exhibits.
The Company hereby furnishes the following exhibits described above in Item 1.01, Item 2.03 and Item 8.01:
2.1	Rule 2.7 Announcement, dated as of July 25, 2017.

2.2	Cooperation Agreement, dated as of July 25, 2017, by and among Michael Kors Holdings Limited, JAG Acquisitions (UK) Limited and Jimmy Choo.

99.1	Press release issued by the Company, dated as of July 25, 2017.

FURTHER INFORMATION
This Current Report is not intended to and does not constitute or form part of any offer to sell or subscribe for or any invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Transaction or otherwise nor will there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable laws.  The Transaction will be implemented solely pursuant to the terms of the Scheme Document, which will contain the full terms and conditions of the Transaction, including details of how to vote in respect of the Transaction.  Any decision in respect of, or other response to, the Transaction should be made only on the basis of the information contained in the Scheme Document.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws.  The forward-looking statements involve risks and uncertainties.  Actual results may differ materially from expectations discussed in such forward-looking statements.  Although the Company believes that its forward-looking statements are based on reasonable assumptions, expected results may not be achieved, and actual results may differ materially from its expectations.
The Company’s forward-looking statements should not be relied upon except as statements of the Company’s present intentions and of the Company’s present expectations, which may or may not occur.  Cautionary statements should be read as being applicable to all forward-looking statements wherever they appear.  Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Readers are also urged to carefully review and consider the various disclosures the Company has made in this Current Report, as well as the Company’s other filings with the Securities and Exchange Commission (the “SEC”).  In particular, see the Company’s Annual Report on Form 10-K, filed with the SEC on May 31, 2017, a copy of which is available upon request from the Company.  The Company does not assume any obligation to update the forward looking information contained in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICHAEL KORS HOLDINGS LIMITED

Date: July 25, 2017	By:	/s/ Krista A. McDonough
		Name:	Krista A. McDonough
		Title:	Senior Vice President, General Counsel

Exhibit Index
Exhibit Number	Description

2.1	Rule 2.7 Announcement, dated as of July 25, 2017.

2.2	Cooperation Agreement, dated as of July 25, 2017, by and among Michael Kors Holdings Limited, JAG Acquisitions (UK) Limited and Jimmy Choo.

99.1	Press release issued by the Company, dated as of July 25, 2017.